CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of YCQH Agricultural Technology Co. Ltd of our report dated January 28, 2021, relating to our audit of the financial statements of YCQH Agricultural Technology Co. Ltd for the financial year ended December 31, 2019, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Audit Alliance LLP

Singapore

January 28, 2021